UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

September 4, 2012

GREENHILL & CO., INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-32147

Delaware	51-0500737
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

300 Park Avenue New York, New York	10022
(Address of principal executive offices)	(ZIP Code)

Registrant’s telephone number, including area code: (212) 389-1500

Former name or former address, if changed since last report: NOT APPLICABLE

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5. Corporate Governance and Management.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of September 4, 2012, Ulrika Ekman resigned from her position as General Counsel and Secretary of Greenhill & Co., Inc. (the “Firm”) and the Firm’s Board of Directors appointed Gavin D. Solotar as the Firm’s new General Counsel and Secretary.

Prior to his appointment, Mr. Solotar, age 48, was a partner of Wachtell, Lipton, Rosen & Katz, focusing on mergers and acquisitions, corporate governance, and securities law matters. Mr. Solotar joined Wachtell Lipton 20 years ago, and in that time has been involved in many significant domestic and cross-border representations of public and private entities in connection with takeover defense, mergers and acquisitions, divestitures, proxy fights, leveraged buyouts and joint ventures and alliances. Prior to attending New York University School of Law, from which he graduated magna cum laude, he practiced accounting as a Certified Public Accountant with Ernst & Young in New York.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Greenhill & Co., Inc.

Date: September 5, 2012	By:	/s/ Gavin D. Solotar
Name: Gavin D. Solotar Title: General Counsel and Secretary